Exhibit 2.03

BYLAWS OF

NOMYX TECHNOLOGY LABS, INC.

(Adopted by the Board of Directors on October 21, 2024)

ARTICLE 1. STOCKHOLDERS’ MEETINGS

1.1. Place of Meetings. Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the board of directors shall determine. Rather than holding a meeting at any place, the board of directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of the Delaware General Corporation Law.

1.2. Annual Meeting. The annual meeting of the stockholders for the election of the directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors. The corporation shall not be required to hold an annual meeting of stockholders provided that (i) the stockholders are permitted to act by written consent under the corporation’s bylaws and the corporation’s certificate of incorporation does not provide otherwise, (ii) the stockholders take action by written consent to elect directors and (iii) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

1.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the board of directors or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting. If any person(s) other than the board of directors calls a special meeting, the request shall: (a) be in writing; (b) specify the time of such meeting and the general nature of the business proposed to be transacted; and (c) be provided to the chairperson of the board of directors, the chief executive officer, the president (in the absence of a chief executive officer) or the secretary of the corporation. The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this Section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

1.4. Remote Communications. The board of directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the Delaware General Corporation Law. The board of directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate. Participation in a stockholders’ meeting by means of a method of remote communication permitted by the board of directors shall constitute presence in person at the meeting.

1.5. Notice of Meetings. Notice of the place, if any, date and hour of any stockholders’ meeting shall be given to each stockholder entitled to vote. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting. If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the Delaware General Corporation Law, notice shall be given at least 10 days but not more than 60 days before the date of the meeting. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the Delaware General Corporation Law and has been consented to by the stockholder to whom notice is given. If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder’s address as it appears in the corporation’s records. If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the Delaware General Corporation Law. An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

1

1.6. Quorum. The presence, in person or by proxy, of the holders of a majority of the voting power of the stock entitled to vote at a meeting shall constitute a quorum. Where a separate vote by a class or series or classes or series of stock is required at a meeting, the presence, in person or by proxy, of the holders of a majority of the voting power of each such class or series shall also be required to constitute a quorum. In the absence of a quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Section 1.7 until a quorum shall be present. A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

1.7. Adjournment of Meetings. Either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn any meeting of stockholders from time to time. At any adjourned meeting the stockholders may transact any business that they may have transacted at the original meeting. Notice of an adjourned meeting need not be given if the time and place, if any, or the means of remote communications to be used rather than holding the meeting at any place are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.

1.8. Voting List. At least 10 days before every meeting of the stockholders, the secretary of the corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting showing each stockholder’s address and number of shares. This voting list does not need to include electronic mail addresses or other electronic contact information for any stockholder nor need it contain any information with respect to beneficial owners of the shares of stock owned, although it may do so. For a period of at least 10 days before the meeting, the voting list shall be open to the examination of any stockholder for any purpose germane to the meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the corporation’s principal place of business. If the list is made available on an electronic network, the corporation may take reasonable steps to ensure that it is available only to stockholders. If the stockholders’ meeting is held at a place, the voting list shall be produced and kept at that place during the whole time of the meeting. If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network during the whole time of the meeting. In either case, any stockholder may inspect the voting list at any time during the meeting.

1.9. Vote Required. Subject to the provisions of the Delaware General Corporation Law requiring a higher level of votes to take certain specified actions and to the terms of the corporation’s certificate of incorporation that sets special voting requirements, the stockholders shall take action on all matters other than the election of directors by a majority of the voting power of the stock present, in person or by proxy, at a meeting and entitled to vote on the matter. The stockholders shall elect directors by a plurality of the voting power of the stock present, in person or by proxy, at a meeting and entitled to vote on the matter.

1.10. Chairperson; Secretary. The following people shall preside over any meeting of the stockholders: the chairperson of the board of directors, if any, or, in the chairperson’s absence, the vice chairperson of the board of directors, if any, or in the vice chairperson’s absence, the chief executive officer, or, in the absence of all of the foregoing persons, a chairperson designated by the board of directors, or, in the absence of a chairperson designated by the board of directors, a chairperson chosen by the stockholders at the meeting. In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.11. Rules of Conduct. The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the stockholders as it deems appropriate including rules, regulations and procedures regarding participation in the meeting by means of remote communication. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (a) establish an agenda or order of business, (b) are intended to maintain order and safety at the meeting, (c) restrict entry to the meeting after the time fixed for its commencement and (d) limit the time allotted to stockholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the stockholders need not be held in accordance with the rules of parliamentary procedure.

2

1.12. Inspectors of Elections. The board of directors or the chairperson of a stockholders’ meeting may appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Inspectors may be officers, employees or agents of the corporation. Each inspector, before entering on the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. Inspectors shall have the duties prescribed by the Delaware General Corporation Law. At the request of the chairperson of the meeting, the inspector or inspectors shall prepare a written report of the results of the votes taken and of any other question or matter that that inspector or inspectors determined.

1.13. Record Date. If the corporation proposes to take any action for which the Delaware General Corporation Law would permit it to set a record date, the board of directors may set such a record date as provided under the Delaware General Corporation Law.

1.14. Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote by means of a stockholder written consent meeting the requirements of the Delaware General Corporation Law. Prompt notice of the taking of action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented as required by the Delaware General Corporation Law.

ARTICLE 2. DIRECTORS

2.1. Number and Qualifications. The board of directors shall consist of such number as may be fixed from time to time by resolution of the board of directors or by amendment of the certificate of incorporation. Directors need not be stockholders.

2.2. Term of Office; Removal. Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal. If, for any cause, the board of directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these bylaws. Unless otherwise restricted by statute, agreement, the certificate of incorporation or these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the voting power of the stock then entitled to vote at an election of directors.

2.3. Resignation. A director may resign, as a director or as a committee member or both, at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

2.4. Vacancies. Any vacancy in the board of directors, including a vacancy resulting from an increase in the size of the board of directors, may be filled by a vote of the majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. If the corporation at the time has outstanding any classes or series or class or series of stock that have or has the right, alone or with one or more other classes or series or class or series, to elect one or more directors, then any vacancy in the board of directors caused by the death, resignation or removal of a director so elected shall be filled only by a vote of the majority of the remaining directors so elected, by a sole remaining director so elected or, if no director so elected remains, by the holders of those classes or series or that class or series. A director appointed by the board of directors shall hold office for the remainder of the term of the director he or she is replacing.

2.5. Regular Meetings. The board of directors may hold regular meetings without notice at such times and places as it may from time to time determine, provided that notice of any such determination shall be given to any director who is absent when such a determination is made. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the stockholders.

2.6. Special Meetings. Special meetings of the board of directors may be called by the chairperson of the board of directors, the chief executive officer or by any director. Notice of any special meeting shall be given to each director pursuant to Section 2.7 and shall state the time and place for the special meeting.

3

2.7. Notice. Any time it is necessary to give notice of a board of directors’ meeting, notice shall be given (i) in person or by telephone to the director at least 24 hours in advance of the meeting, (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or email address for receiving electronic transmissions of that type at least 48 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting. Notice of a meeting need not be given to any director who attends a meeting without protesting prior to the meeting or at its commencement to the lack of notice to that director. A notice of meeting need not specify the purposes of the meeting.

2.8. Quorum. A majority of the directors in office at the time shall constitute a quorum. Thereafter, a quorum shall be deemed present for purposes of conducting business and determining the vote required to take action for so long as at least a third of the directors in office at the time are present. In the absence of a quorum, the directors present may adjourn the meeting without notice until a quorum shall be present, at which point the meeting may be held.

2.9. Vote Required. The board of directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present.

2.10. Chairperson; Secretary. If the chairperson and the vice chairperson are not present at any meeting of the board of directors, or if no such officers have been elected, then the board of directors shall choose a director who is present at the meeting to preside over it. In the absence of the secretary and any assistant secretary, the chairperson may appoint any person to act as secretary of the meeting.

2.11. Use of Communications Equipment. Directors may participate in meetings of the board of directors or any committee of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

2.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors or of the relevant committee.

2.13. Compensation of Directors. The board of directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the board of directors and its committees.

2.14. Committees. The board of directors may designate one or more committees, each of which shall consist of one or more directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the Delaware General Corporation Law, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

4

2.15. Chairperson and Vice Chairperson of the Board. The board of directors may elect from its members a chairperson of the board and a vice chairperson. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the stockholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate. If the board of directors elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the board of directors may designate.

ARTICLE 3. OFFICERS

3.1. Offices Created; Qualifications; Election. The corporation shall have a chief executive officer, a president, a secretary, a treasurer and such other officers, if any, as the board of directors from time to time may appoint. Any officer may be, but need not be, a director or stockholder. The same person may hold any two or more offices. The board of directors may elect officers at any time. The board of directors may empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint such officers and agents as the business of the corporation may require.

3.2. Term of Office. Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3. Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4. Resignation. An officer may resign at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

3.5. Vacancies. A vacancy in any office may be filled by the board of directors.

3.6. Compensation. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

3.7. Powers. Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (a) set forth in these bylaws (if any are so set forth), (b) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (c) commonly incident to the office held.

3.8. Chief Executive Officer. The chief executive officer shall, subject to the direction and control of the board of directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation, subject to such restrictions and limitations as may be imposed from time to time by the board of directors.

3.9. President. The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall have general active management of the business, affairs and policies of the corporation. The president shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation, subject to such restrictions and limitations as may be imposed from time to time by the board of directors. If the board of directors has not elected a chief executive officer, the president shall be the chief executive officer. If the board of directors has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.

3.10. Vice Presidents. The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.

5

3.11. Chief Financial Officer. The chief financial officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the corporation and shall perform such other duties as the chief executive officer may assign.

3.12. Chief Operating Officer. The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the chief executive officer may assign.

3.13. Treasurer. The treasurer shall have charge and custody of and be responsible for all funds, securities and valuable papers of the corporation. The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the board of directors or any officer or officers authorized by board of directors to make such determinations. The treasurer shall disburse funds under the direction of the board of directors or any officer or officers authorized by the board of directors to make such determinations. The treasurer shall keep full and accurate accounts of all funds received and paid on account of the corporation and shall render a statement of these accounts whenever the board of directors or the chief executive officer shall so request. If the board of directors has not elected a chief financial officer, the treasurer shall be the chief financial officer. If the board of directors has not elected a controller, the treasurer shall be the controller.

3.14. Assistant Treasurers. The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them. If the board of directors elects more than one assistant treasurers, then it shall determine their respective titles, seniority and duties. If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.15. Controller. The controller, if any, shall be the chief accounting officer of the corporation and shall be in charge of its books of account, accounting records and accounting procedures.

3.16. Secretary. The secretary shall, to the extent practicable, attend all meetings of the stockholders and the board of directors. The secretary shall record the proceedings of the stockholders and the board of directors, including all actions by written consent, in a book or series of books to be kept for that purpose. The secretary shall perform like duties for any committee of the board of directors if the committee so requests. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors. Unless the corporation has appointed a transfer agent, the secretary shall keep or cause to be kept the stock and transfer records of the corporation. The secretary shall have such other powers and duties as the board of directors, the chief executive officer or the president may determine.

3.17. Assistant Secretaries. The assistant secretaries, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the secretary may assign to them. If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

ARTICLE 4. CAPITAL STOCK

4.1. Stock Certificates. The corporation’s shares of stock shall be uncertificated, provided that the board of directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be represented by stock certificates. Notwithstanding the adoption of such a resolution, every holder of shares of stock represented by certificates and every holder of uncertificated shares, upon request, shall be entitled to have a notice of stock issuance representing such shares in such form as shall be approved by the board of directors. Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the corporation by (i) the chairperson or vice chairperson, if any, of the board of directors, the president or a vice president and (ii) the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. Each certificate shall have on its face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

6

4.2. Registration; Registered Owners. The name of each person owning a share of the corporation’s capital stock shall be entered on the books of the corporation together with the number of shares owned, the number or numbers of the certificate or certificates covering such shares and the dates of issue of each certificate. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

4.3. Stockholder Addresses. It shall be the duty of each stockholder to notify the corporation of the stockholder’s address.

4.4. Transfer of Shares. Registration of transfer of shares of the corporation’s stock shall be made only on the books of the corporation at the request of the registered holder or of the registered holder’s duly authorized attorney (as evidenced by a duly executed power of attorney provided to the corporation) and upon surrender of the certificate or certificates representing those shares properly endorsed or accompanied by a duly executed stock power. The board of directors may make further rules and regulations concerning the transfer and registration of shares of stock and the certificates representing them and may appoint a transfer agent or registrar or both and may require all stock certificates to bear the signature of either or both.

4.5. Lost, Stolen, Destroyed or Mutilated Certificates. The corporation may issue a new stock certificate in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

ARTICLE 5. GENERAL PROVISIONS

5.1. Waiver of Notice. Any stockholder or director may execute a written waiver or give a waiver by electronic transmission of notice of the meeting, either before or after such meeting. Any such waiver shall be filed with the records of the corporation. If any stockholder or director shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when that stockholder or director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the purposes of the meeting.

5.2. Electronic Transmissions. For purposes of these bylaws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the Delaware General Corporation Law.

5.3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

5.4. Voting Stock of Other Organizations. Except as the board of directors may otherwise designate, each of the chief executive officer and the treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the stockholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

5.5.Corporate Seal. The Corporation shall have no seal.

5.6. Amendment of Bylaws. These bylaws, including any bylaws adopted, amended or repealed by the stockholders, may be amended or repealed by the board of directors or the stockholders entitled to vote. The fact that the power to amend or repeal bylaws has been conferred upon the directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

7

ARTICLE 6. INDEMNIFICATION

6.1. Indemnification. The corporation shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action.

6.2. Advancement of Expenses. Upon written request from an Indemnified Person, the corporation shall pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action. The corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnified Person providing the undertaking required by the Delaware General Corporation Law.

6.3. Non-Exclusivity. The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any Indemnified Person may be entitled under any agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

6.4. Right of Claimant to Bring Suit. If a claim under Section 6.1 or 6.2 of this Article is not paid in full by the corporation of a claim under Section 6.1 or 6.2 of this Article is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

6.5. Authority to Insure. The corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent against any expense, whether or not the corporation would have the power to indemnify any such director, officer, employee or agent against such expense under applicable law or the provisions of this Article.

6.6. Heirs and Beneficiaries. The rights created by this Article shall inure to the benefit of each Indemnified Person and each heir, executor and administrator of such Indemnified Person.

6.7. Effect of Amendment. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these bylaws inconsistent with this Article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

ARTICLE 7. RIGHT OF FIRST REFUSAL; TRANSFER RESTRICTIONS

7.1. Right of First Refusal; Transfer Restrictions. No stockholder shall transfer, assign, sell, pledge, hypothecate, encumber, enter into forward purchase or sale agreements in respect of, or otherwise transfer any of the shares of common stock of the corporation (other than shares of common stock issued upon the conversion of the corporation’s preferred stock, if any (the “Common Stock”)) or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer approved by the board of directors, which approval must be in writing; provided that, unless waived by the board of directors, such transfer must also meet the requirements hereinafter set forth in this bylaw:

(a) If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of his, her or its shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

8

(b) For thirty (30) days following receipt of such notice, the corporation or its assigns shall have the option to purchase all or any lesser part of the shares specified in the notice at the price and upon the terms set forth in such bona fide offer (“Right of First Refusal”). In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (c).

(c) In the event the corporation elects to acquire any of the shares of the selling stockholder as specified in said selling stockholder’s notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

(d) If any provision(s) of any agreement(s) in effect from time to time by and between the corporation and any holder of Common Stock conflicts with this Section 7.1, this Section 7.1 shall govern except to the extent such agreement(s) are more favorable to the corporation and/or its other stockholders than the provisions of this Section 7.1.

7.2. Exclusions. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempted from the provisions of Section 7.1:

(a) An individual stockholder’s transfer of any or all of his or her shares of Common Stock during such stockholder’s lifetime to such stockholder’s Immediate Family or a trust that is primarily for the benefit of such stockholder and/or his or her Immediate Family. “Immediate Family” as used herein shall mean any child, stepchild, grandchild or other descendant, any parent, stepparent, grandparent or other ancestor, any spouse, former spouse, sibling, niece, nephew, uncle, aunt, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person deemed to be a Spousal Equivalent (as defined below). As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, and (vi) they are jointly responsible for each other’s common welfare and financial obligations.

(b) Any transfer effected pursuant to a stockholder’s will or the laws of intestate succession.

(c) Any repurchase of shares of Common Stock by the corporation at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to any contractual right of the corporation to repurchase such shares; or

(d) Any transfer by a stockholder that is a partnership, limited liability company, or corporation, to the partners, members, retired partners, retired members, stockholders, and/or Affiliates (as defined below) of such stockholder. “Affiliate” as used herein shall mean any person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such stockholder, including without limitation any general partner, managing partner, officer or director of such stockholder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such stockholder.

7.3. Other Transfer Matters.

(a) Each transferee, assignee, or other recipient of shares of Common Stock shall receive and hold such stock subject to the provisions of this bylaw and there shall be no further transfer of such stock except in accord with this bylaw.

9

(b) The provisions of this bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its board of directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This bylaw may be amended or repealed either by a duly authorized action of the board of directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

(c) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

(d) This bylaw, including Section 7.1, shall terminate upon the earlier of (x) the consummation of a public offering of shares of capital stock by the corporation to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to which all outstanding shares of preferred stock are converted into common stock, if applicable, or (y) a liquidation, dissolution or winding up of the corporation including any transaction or series of related transactions deemed to occasion a liquidation, dissolution or winding up of the corporation pursuant to the certificate of incorporation as then currently in effect.

(e) The certificates representing shares of Common Stock of the corporation, if any, shall bear on their face the following legend so long as this bylaw remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

ARTICLE 8. MISCELLANEOUS

8.1. Annual Report. The corporation shall cause an annual report to be sent to the stockholders of the corporation to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the corporation’s shares, the requirement of sending of an annual report to the stockholders of the corporation is expressly waived (to the extent permitted under applicable law).

8.2. Contradictions. In the event of a contradiction between these bylaws and the corporation’s certificate of incorporation, the terms of the corporation’s certificate of incorporation will prevail. In the event of a contradiction between these bylaws and Delaware General Corporation Law, the provisions of Delaware General Corporation Law shall prevail. In the event of a contradiction between these bylaws and any voting agreement entered into between the stockholders of the corporation, the provisions of such voting agreement shall prevail.

8.3. Governing Law. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws.

[END]

10